CYTOMEDIX ANNOUNCES COMPLETION OF RECOVER-STROKE TRIAL ENROLLMENT AND UPDATE ON BRIGHT CELL TECHNOLOGY

RECOVER-Stroke Trial Is Adequately Powered at Current Enrollment, Top Line Data Expected in May 2014

GAITHERSBURG, Maryland – January 6, 2014 – Cytomedix, Inc. (OTCQX: CMXI), a leading developer of biologically active regenerative therapies, announced today the completed enrollment of the RECOVER-Stroke trial. Based on an interim resizing analysis that was performed on the existing population of all subjects who have reached the treatment plus 90 days primary efficacy endpoint, it was concluded that the ongoing RECOVER-Stroke trial is adequately powered based on pre-specified assumptions at the current enrollment of 48 patients.  Consequently, additional screening and enrollment of new patient subjects will cease immediately.  The Company expects to announce the top line clinical results in May 2014 when they become available.

The RECOVER-Stroke trial is a double-blind, multi-center, placebo-controlled trial designed to assess the safety and efficacy of ALD-401 in patients with unilateral, cerebral ischemic stroke. The Company, in regular review of blinded data, noted that the pooled standard deviation of the primary efficacy endpoint measurement was substantially lower than assumed in the initial power analysis.  Following the Company’s review with its expert advisors, a formal, blinded interim resizing was performed.  This analysis determined that the trial is approximately 90% powered to demonstrate the clinically appropriate difference in the primary efficacy endpoint, if any such difference exists.  Importantly, there were no changes made to the assumed treatment effect variable in the resizing calculation and, therefore, no inferences about clinical efficacy can or should be made from this analysis before the May 2014 expected top line clinical result data availability.

Consistent with the Company’s previous announcement, as the trial is considered fully enrolled at this point, the ongoing financial obligation to the study is substantially reduced as previously anticipated. Going forward, any additional cash expenditures associated with outside clinical expenses will be eliminated, and internal costs incurred to support the clinical operations for the trial will wind down while the remaining clinical data is being collected for reporting. As a result, clinical expenses will be reduced to the minimum required to meet the 12 month patient follow up requirements.

Martin Rosendale, Chief Executive Officer of Cytomedix, commented, “This is good news for Cytomedix shareholders. We will now release top line efficacy data from an appropriately powered Phase 2 trial for a significant market opportunity in May and the reduction in the number of subjects required to complete the study will result in direct savings of approximately $2.5 million in outside clinical trial costs. It is important to emphasize that the result of the resizing analysis does not provide any indication of treatment effect, and the clinical outcome is currently unknown. While no inferences can or should be drawn at this juncture, in the event of a positive clinical outcome, there may be several substantial value enhancements that would accrue to the clinical program as a consequence of the smaller sample size, the less than expected standard deviation and the resulting improved statistical power to detect a clinically meaningful difference between treatment groups. In addition, the investigation of ALDH bright cells in ischemic stroke patients has not resulted in any significant safety issues to date.  We will continue to work closely with clinical sites on monitoring visits and associated trial activities and look forward to reporting top line data in May 2014, as currently anticipated.  We will also continue to investigate all potential options for maximizing the value of the underlying bright cell technology.  Finally, the streamlined Durham, NC research and development facility will continue to support the clinical study manufacturing requirements of the ongoing National Heart, Lung, and Blood Institute (NHLBI) sponsored Phase 2 PACE study in peripheral arterial disease.  Because NHLBI is responsible for all PACE clinical study costs, we consider the incremental costs of the manufacturing support manageable over the interim period while we wait for clinical data on the stroke program.”

“The successful enrollment of this important, first of its kind trial has required the collaborative efforts of many people,” noted James Hinson, M.D., Cytomedix’s Chief Medical Officer. “We are grateful to our investigators, their teams, and the clinical and manufacturing staff that have supported this study.  Most importantly, we are indebted to the subjects who volunteered their time and expressed trust in the investigators and our product.”

About ALDH Bright Cells
ALDH Bright Cells are a population of autologous stem cells isolated from the patient’s bone marrow using Cytomedix’ proprietary Bright Cell technology. These adult stem cells express high levels of the intracellular enzyme aldehyde dehydrogenase (ALDH), an indicator of biological activity in heterogeneous early stage stem cells. Preclinical research suggests that ALDH Bright Cells may promote the repair of ischemic tissue damage by producing signaling molecules that are involved in cell homing, angiogenesis and neurogenesis.  ALD-401 has shown improvements in motor function, in mitigation of the decrease in brain volume, the reversal of decline in stroke-induced cell viability, and improved blood flow in the brain in ischemic stroke animal models.

The RECOVER Stroke Trial is a double-blind, multi-center, placebo-controlled trial designed to assess the safety and efficacy of ALD-401 to improve clinical outcomes in patients with unilateral, cerebral ischemic stroke with an NIH (National Institute of Health) stroke scale score of less than 22 when administered between 13 and 19 days post the ischemic event. The primary endpoint of the study is safety and the primary efficacy endpoint is neural function based on the modified Rankin Scale assessed at three months following treatment. Strokes remain one of the leading causes of long-term disability. With the majority of strokes occurring in patients 65 years and older, it is also a major financial burden for our healthcare system.

About Cytomedix
Cytomedix, Inc. is an autologous regenerative therapies company commercializing innovative platelet technologies for wound care. The Company markets the AutoloGel™ System, a device for the production of autologous platelet rich plasma ("PRP") gel for use on a variety of exuding wounds.  For additional information please visit cytomedix.com.

Forward Looking Statements - Safe Harbor Disclaimer
Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and Cytomedix’ actual results may differ materially due to a number of factors, many of which are beyond Cytomedix’ ability to predict or control, including among many others, risks and uncertainties related to the outcome of the trial when clinical results become available in May 2014, the Company’s ability to obtain such results within the anticipated timeframe, the Company’s continuous ability to commercialize on any such technology going forward, the Company’s ability to successfully execute its Angel and AutoloGel sales strategies, to achieve AutoloGel expected reimbursement rates in 2014, and thereafter, to successfully negotiate with physician offices as anticipated and to realize the anticipated sales growth from such treatments, the likelihood of a favorable CMS determination relating to the reimbursement rates for  AutoloGel™, to meet its stroke trial enrollment rates, to successfully realize sales of the Angel Technology resulting in the royalty stream to the Company,  the Company’s ability to successfully integrate the Aldagen acquisition, the Company’s ability to expand patient populations as contemplated, its ability to provide Medicare patients with access as expected, the Company’s expectations of favorable future dialogue with potential strategic partners, and its ability to successfully manage contemplated clinical trials, to manage and address the capital needs, human resource, management, compliance and other challenges of a larger, more complex and integrated business enterprise, viability and effectiveness of the Company’s sales approach and overall marketing strategies, commercial success or acceptance by the medical community, competitive responses, the Company's ability to raise additional capital and to continue as a going concern, and Cytomedix's ability to execute on its strategy to market the AutoloGel™ System as contemplated. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as “believes", "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Cytomedix operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings, including our Annual Report for the year ended December 31, 2012, as amended to date, and other subsequent filings. These filings are available at www.sec.gov.

Contacts:
Cytomedix, Inc.
Martin Rosendale, Chief Executive Officer
Steven A. Shallcross, EVP/Chief Financial Officer
(240) 499-2680

Investors
Michael Rice
LifeSci Advisors, LLC
mrice@lifesciadvisors.com
646-597-6979